UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2008

DARA BioSciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02 Results of Operations and Financial Condition.

As more fully described below in Item 4.02, on August 14, 2008, DARA BioSciences, Inc. (the “Company”) announced that the Company’s previously issued financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 should no longer be relied upon and that the Company would need to restate such financial statements because of errors in such financial statements.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 14, 2008, the Company announced that it expects to restate is financial statements for the quarter ended March 31, 2008 to reflect the reclassification of certain shares representing an investment as available-for-sale. The announcement is contained in a press release from the Company which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the audit committee’s review of the Company’s interim financial statements for the period ended June 30, 2008, the Company discovered that in the balance sheet as of March 31, 2008 included in its Quarterly Report on Form 10-Q it incorrectly valued its investment in MiMedx Group, Inc. at cost instead of at fair value. Due to a reverse merger transaction completed in the quarter ended March 31, 2008, the Company’s shares representing its investment in MiMedx began to be quoted on the OTC Bulletin Board. Accordingly, as of March 31, 2008 and June 30, 2008, such shares should have been classified as available-for-sale in accordance with Statement of Accounting Standards No. 115, Accounting for certain Investments in Debt and Equity Securities (“SAS 115”), and carried at fair value.

As a result, the Company expects to restate the financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. The restatement is expected to increase the value of the Company’s MiMedx shares as reflected on its balance sheet as of March 31, 2008 by approximately $2,196,000 and also add accumulated other comprehensive income to the balance sheet in the same amount.

As a result of the discovery of these errors, on August 14, 2008, the Company concluded that the Company’s financial statements for the quarter ended March 31, 2008 should no longer be relied upon.

As soon as practicable, the Company will amend its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 previously filed with the Securities and Exchange Commission to reflect the expected restatement. The Company has discussed this matter with its independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Document Description
99.1	News Release issued on August 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.
Dated: August 14, 2008
	By:	/s/ John C. Thomas, Jr.
	Name:	John C. Thomas, Jr.
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release issued on August 14, 2008

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